UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2006

DUKE ENERGY CORPORATION

(formerly Duke Energy Holding Corp.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 21, 2006, Duke Power Company LLC d/b/a Duke Energy Carolinas, LLC (“Duke Energy Carolinas”), a wholly-owned subsidiary of the registrant, entered into an agreement with Dynegy Inc. and Rockingham Power, L.L.C. to acquire an approximately 825 megawatt power plant located in Rockingham County, N.C. for approximately $195 million. The plant, which went into operation in 2000, consists of five 165 megawatt Westinghouse combustion turbine units capable of using either natural gas or oil to operate. The agreement is subject to regulatory approvals and other conditions precedent.

On May 22, 2006, Duke Energy Corporation issued a press release announcing the entry into the agreement. A copy of such press release is attached as Exhibit 99.1 and a copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)             Exhibits.

10.1         Purchase Agreement by and between Dynegy Inc. and Rockingham Power, L.L.C. as Sellers, and Duke Power Company LLC d/b/a/ Duke Energy Carolinas, LLC as Purchaser, dated May 21, 2006

99.1         Press Release issued by Duke Energy Corporation on May 22, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 25, 2006	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit	Description

10.1	Purchase Agreement by and between Dynegy Inc. and Rockingham Power, L.L.C. as Sellers, and Duke Power Company LLC d/b/a/ Duke Energy Carolinas, LLC as Purchaser, dated May 21, 2006
99.1	Press Release issued by Duke Energy Corporation on May 22, 2006